UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 8, 2006
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3473 (Commission File Number)	95-0862768 (IRS Employer Identification No.)

300 Concord Plaza Drive San Antonio, Texas (Address of principal executive offices)	78216-6999 (Zip Code)
(210) 828-8484
(Registrant’s telephone number,
including area code)
Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On March 8, 2006 Tesoro Corporation (the “Company”) issued a press release (the “Press Release”) announcing that the Company’s Board of Directors had elected Otto C. Schwethelm as Vice President, Finance and Treasurer and G. Scott Spendlove as Vice President and Controller. Mr. Spendlove will assume the role of Principal Accounting Officer. The new appointments were effective on March 8, 2006 after the filing of the Company’s 2005 Form 10-K. Prior to their new assignments, Mr. Spendlove held the position of Vice President, Finance and Treasurer and Mr. Schwethelm held the position of Vice President and Controller. For additional information regarding the previous business experience of Messrs. Schwethelm and Spendlove, see the Company’s Annual Report on Form 10-K filed on March 7, 2006. The Press Release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (c)       Exhibits.
99.1	Press Release issued on March 8, 2006 by Tesoro Corporation.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: March 13, 2006

TESORO CORPORATION

By:	/s/ GREGORY A. WRIGHT

Gregory A. Wright
Executive Vice President
and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

99.1	Press Release issued on March 8, 2006 by Tesoro Corporation.

4